EXHIBIT 99.1

ChemoCentryx Announces Credit Facility of Up to $100 Million with Hercules Capital

— Non-dilutive funding vehicle strengthens balance sheet for registration filing of avacopan in ANCA vasculitis and anticipated approval and commercial launch —

MOUNTAIN VIEW, Calif., January 9, 2020- ChemoCentryx, Inc., (NASDAQ: CCXI) today announced that the Company has secured a credit facility of up to $100 million provided by Hercules Capital, Inc. (NYSE: HTGC), a leader in customized financing for companies in life sciences and technology-related markets.

“Through this non-dilutive credit mechanism, we have options to strengthen our robust balance sheet as we advance avacopan towards commercialization in ANCA vasculitis,” said Thomas J. Schall, Ph.D., President and Chief Executive Officer of ChemoCentryx. “With the secured capital on hand and anticipated milestone payments, we are financially well-positioned to successfully commercialize avacopan in this important and underserved disease.”

The $100 million credit facility from Hercules Capital comprises three tranches over the next two years to be drawn at ChemoCentryx’s discretion as follows: the first tranche of $40 million is available through December 2020, $20 million of which would be available upon the submission of the avacopan New Drug Application (NDA) for the treatment of ANCA vasculitis; the second tranche of $30 million is available through December 2021 upon NDA approval of avacopan for the treatment of ANCA vasculitis (NDA Approval); the remaining $30 million is available through December 2022, subject to certain conditions. The term loan has a 30-month interest-only period from initial funding, which is extendable up to 36 months upon the achievement of certain milestones and further extendable up to 48 months upon the achievement of additional milestones and matures in 48 months, further extendable to 60 months upon NDA Approval. Intended use of the capital is for the advancement of avacopan through its registration filings and commercial launch in ANCA vasculitis, if approved. Further information with respect to the growth capital financing agreement with Hercules will be contained on a Form 8-K to be filed by ChemoCentryx with the Securities and Exchange Commission. This financing agreement is in addition to the $20 million in financing that is currently outstanding with Hercules Capital.

“This structured investment represents yet another significant commitment from Hercules and provides an example of the breadth of our platform and our ability to finance life sciences companies through development and into commercialization. We are excited to continue our partnership with the ChemoCentryx management team,” said Scott Bluestein, Chief Executive Officer of Hercules. “Given the positive clinical evidence from avacopan, Hercules is pleased to further expand its financing partnership with ChemoCentryx as it continues to advance avacopan through regulatory submissions and commercialization subsequent to approval, and to develop additional product candidates,” added Himani Bhalla, Principal at the Life Sciences lending group at Hercules.

About ChemoCentryx

ChemoCentryx is a biopharmaceutical company developing new medications targeted at inflammatory and autoimmune diseases and cancer. ChemoCentryx targets the chemokine and chemoattractant systems to discover, develop and commercialize orally-administered therapies. ChemoCentryx is currently focusing on its late stage drug candidates for patients with rare diseases, avacopan (CCX168) and CCX140.

Avacopan is an orally-administered small molecule that is a selective inhibitor of the complement C5a receptor, or C5aR. In the pivotal Phase III ADVOCATE trial, avacopan demonstrated the ability to induce vasculitis remission at 26 weeks and statistical superiority in sustaining vasculitis remission at 52 weeks. The topline safety results revealed an acceptable safety profile in this serious and life-threatening disease with fewer subjects having serious after events in the avacopan group than in the glucocorticoid-containing standard of care. ChemoCentryx is also developing avacopan for the treatment of patients with C3 glomerulopathy (C3G) and hidradenitis suppurativa (HS). The U.S. Food and Drug Administration has granted avacopan orphan-drug designation for ANCA-associated Vasculitis, C3G and atypical hemolytic uremic syndrome (aHUS). The European Commission has granted orphan medicinal product designation for avacopan for the treatment of two forms of ANCA-associated Vasculitis: microscopic polyangiitis and granulomatosis with polyangiitis (formerly known as Wegener’s granulomatosis), as well as for C3G.

The Company’s other late stage drug candidate is CCX140, an inhibitor of the chemokine receptor known as CCR2, which is currently being developed for patients with focal segmental glomerulosclerosis (FSGS), a debilitating kidney disease. The U.S. Food and Drug Administration has granted CCX140 orphan-drug designation for the treatment of FSGS.

ChemoCentryx’s Kidney Health Alliance with Vifor Pharma provides Vifor Pharma with exclusive rights to commercialize avacopan and CCX140 in markets outside of the U.S.

ChemoCentryx also has early stage drug candidates that target chemoattractant receptors in other Inflammatory and autoimmune diseases and in cancer.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology, life sciences and sustainable and renewable technology industries. Since inception (December 2003), Hercules has committed more than $9.7 billion to over 480 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing.

Forward-Looking Statements

ChemoCentryx cautions that statements included in this press release that are not a description of historical facts are forward-looking statements. Words such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “potential,” “continue” or “project” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements. These statements include the Company’s statements regarding the achievement of anticipated goals and milestones, when avacopan ANCA vasculitis NDA regulatory filing with the FDA will be submitted, whether such filing will be validated by the FDA, whether avacopan will receive marketing authorization by the FDA for the treatment of ANCA vasculitis and whether avacopan will be commercialized for the treatment of ANCA vasculitis. The inclusion of forward-looking statements should not be regarded as a representation by ChemoCentryx that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risks and uncertainties inherent in the ChemoCentryx business and other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”). Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and ChemoCentryx undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Further information regarding these and other risks is included under the heading “Risk Factors” in ChemoCentryx’s periodic reports filed with the SEC, including ChemoCentryx’s Annual Report on Form 10-K filed with the SEC on March 11, 2019 and its other reports which are available from the SEC’s website (www.sec.gov) and on ChemoCentryx’s website (www.chemocentryx.com) under the heading “Investors.” All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

ChemoCentryx Contacts:

Susan M. Kanaya

Executive Vice President,

Chief Financial and Administrative Officer

investor@chemocentryx.com

Media:

Stephanie Tomei

408.234.1279

media@chemocentryx.com

Investors:

William Slattery, Jr., Burns McClellan

212.213.0006

bslattery@burnsmc.com